UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2018 (October 20, 2018)

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

 (Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 20, 2018, Mr. Andrew Kaplan informed the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) of his intention to resign his position as a member of the Board, effective as of October 22, 2018.  Mr. Kaplan has been a member of the Board since May of 2017, where he has served as chairman of the Investment and Strategy Committee and chairman of the Nominating and Corporate Governance Committee.  Mr. Kaplan’s resignation from the Board is by mutual agreement between Mr. Kaplan and the Company and is not due to any disagreement with the Company.

Appointment of Director

On October 22, 2018, the Board appointed Mr. Benjamin Yi to serve as an independent director of the Company, effective as of October 23, 2018.  Mr. Yi will serve on the Board until the Company’s 2019 annual meeting of shareholders and until his successor is duly elected and qualified.  Mr. Yi will also serve as chairman of the Audit Committee and as chairman of the Investment and Strategy Committee.

Mr. Yi, age 36, currently serves as Head of Capital Markets at IOU Financial Inc., an industry leader in online lending to small businesses across North America, where he specializes in capital markets and corporate development. Previously, he served as Vice President of Corporate Development and Strategy at Dundee 360 Real Estate Corporation, a real estate development and services subsidiary of Dundee Corporation, from September of 2015 to September of 2016. Prior to Dundee 360, Mr. Yi served in various progressively senior roles, including as an investment analyst at Dundee Corporation, from April of 2010 to August of 2015, and as senior analyst for product development and analytics at the predecessor to 1832 Asset Management L.P., the Canadian subsidiary of Scotiabank, from July of 2006 to April of 2010.

In addition to his executive and financial experience, Mr. Yi has substantial corporate governance experience:  Mr. Yi served as an Independent Director and chairman of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc, a UK-based energy company, from December 2013 to December of 2016; as a member of the Board of Managers and Audit Committee of Android Industries, LLC, an Auburn Hills-based assembler of complex modules for the automotive industry, from January of 2014 to September of 2016; and, as Independent Director and member and occasional chairman of the Audit Committee of Woulfe Mining Corporation, a publicly-traded Vancouver-based mining company, from October of 2013 to September of 2015.

There is no arrangement or understanding with any person pursuant to which Mr. Yi was appointed as a member of the Board.  There are no transactions or relationships between the Company and Mr. Yi that are reportable under Item 404(a) of Regulation S-K.  Mr. Yi will receive annual compensation in accordance with policies and procedures previously approved by the Board for non-employee directors of the Company in the amount of $36,000 for his service as a member of the Board, and will receive annual compensation in the aggregate amount of $20,000 for his service as chairman of the Audit Committee and chairman of the Investment and Strategy Committee.

Item 7.01 Regulation FD Disclosure.

On October 23, 2018, the Company issued a press release announcing: (i) the resignation of Mr. Kaplan from the Board; (ii) the appointment of Mr. Yi to the Board, and also Mr. Yi’s appointment as chairman of the Audit Committee and as chairman of the Investment and Strategy Committee; and (iii) the termination of the Securities and Exchange Commission examination.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 8.01 Other Events.

Termination of Securities and Exchange Commission Examination

As previously disclosed on the Company’s Quarterly Report on Form 10-Q filed on August 14, 2018, the Company was notified in July of 2018 by the Securities and Exchange Commission (the “SEC”) that the SEC had issued an Order Directing Examination and Designating Officers Pursuant to Section 8(e) of the Securities Act of 1933 with respect to the following registration statements: (i) a Form S-8 filed on July 19, 2017 (File No. 333-219357); (ii) a Form S-3 filed January 5, 2018, and amended February 7, 2018 (File No. 333-222450); and (iii) a Form S-3 filed on July 10, 2018 (File No. 333-226111) (collectively, the “Registration Statements”).  On October 22, 2018, the Company was notified by the SEC staff that the SEC had terminated the Section 8(e) examination with respect to the Registration Statements.  The previously disclosed SEC investigation associated with the subpoena received April 9, 2018 is still ongoing and the Company has been cooperating in that investigation.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, issued by Riot Blockchain, Inc. on October 23, 2018 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Christopher Ensey
Christopher Ensey
Interim Chief Executive Officer

Date: October 23, 2018